Exhibit 10.4

INDUSTRIAL

LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this “Lease”) is executed as of this 8th day of October, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and NEENAH PAPER, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.

(a)                                  Leased Premises (shown outlined in Exhibit A hereto):  Suite B of the building (the “Building”) located at 655 Hembree Park Drive, Roswell, Georgia 30076, within Hembree Park (the “Park”).

(b)                                 Rentable Area:  approximately 14,189 rentable square feet.

(c)                                  Tenant’s Proportionate Share:  32.30%.

(d)                                 Minimum Annual Rent:

Year 1	$46,114.25
Year 2	$92,228.50
Year 3	$92,228.50
Year 4	$92,228.50
Year 5	$92,228.50
Year 6	$103,295.92
Year 7	$103,295.92
Year 8	$103,295.92
Year 9	$103,295.92
Year 10	$77,471.91

(e)                                  Monthly Rental Installments:

Months 1 – 6	$0.00
Months 7 – 12	$7,685.71
Months 13 – 24	$7,685.71
Months 25 – 36	$7,685.71
Months 37 – 48	$7,685.71
Months 49 – 60	$7,685.71
Months 61 – 72	$8,607.99
Months 73 – 84	$8,607.99
Months 85 – 96	$8,607.99
Months 97 – 108	$8,607.99
Months 109 – 117	$8,607.99

(f)                                    Base Year:  2005.

(g)                                 Commencement Date:  December 1, 2004, subject to possible extension pursuant to Special Stipulation 1(b) of Exhibit B to the Lease.

(h)                                 Lease Term:  Nine (9) years and nine (9) months.

(i)                                     Security Deposit:  $25,823.97.

(j)                                     Broker(s):  Duke Realty Services Limited Partnership representing Landlord and Carter & Associates, L.L.C. representing Tenant.

(k)                                  Permitted Use:  Warehousing, research and development of paper and pulp products and related laboratory uses, and office and administrative uses reasonably ancillary thereto.

(l)                                     Address for notices and payments are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Atlanta Market – Senior Property Manager
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096

With Rental Payments to:	Duke Realty Limited Partnership
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Neenah Paper, Inc.
c/o General Counsel
Preston Ridge III, Suite 600
3460 Preston Ridge Road
Alpharetta, Georgia 30302

With a copy to:	Kimberly-Clark Corporation
c/o John Wesley
351 Phelps Drive
Irving, Texas 75038

(provided, however, a copy to Kimberly-Clark Corporation shall only be required for so long as the Guaranty (as hereinafter defined) is in effect)

(m)                               Guarantor(s):  Kimberly-Clark Corporation.

EXHIBITS
Exhibit A:	Leased Premises
Exhibit B:	Tenant Improvements
Exhibit B-1:	Preliminary Plans
Exhibit B-2:	Compliance Work
Exhibit C:	Letter of Understanding
Exhibit D:	Rules and Regulations
Exhibit E:	Special Stipulations
Exhibit F:	Form of Unconditional Guaranty of Lease
Exhibit G:	Parking Area

Section 1.02.  Lease of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, including the parking areas and access drives.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01.  Term.  The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01(h) above.

Section 2.02.  Construction of Tenant Improvements.  Tenant shall construct and install all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03.  Surrender of the Leased Premises.  Upon the expiration or earlier termination of this Lease (and except as otherwise expressly set forth in the Lease), Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, normal wear and tear, damage by fire and other casualty excepted, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all phone and data wiring and cabling (including above ceiling, below raised floors and behind walls) installed by or on behalf of Tenant or otherwise used by Tenant, and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal.  All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant.  Notwithstanding clause (b)(ii) above, at Landlord’s option, in lieu of removing such wiring and cabling, Tenant shall leave such wiring and cabling in good and usable condition for the next tenant’s use of the Leased Premises, legibly tagged for future use.  This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04.  Holding Over.  If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Additional Rent (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy.  In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date.  This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01.  Base Rent.  Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without demand and without abatement, deduction or offset, except as otherwise expressly provided herein, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term.  The Monthly Rental Installments for partial calendar months shall be prorated based on the number of days in such month.

Section 3.02.  Additional Rent.

(a)                                  Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder except as set forth herein to the contrary.  Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)                                 In addition to the Minimum Annual Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent, Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Operating Expenses (as hereinafter defined) for the Building and Common Areas.  Said Operating Expenses are estimated to be $1.00 per rentable square foot for calendar year 2004.  Tenant acknowledges that said amount is only an estimate and agrees to reimburse Landlord for the actual Operating Expenses under the Lease in accordance with this Section 3.02(b).  Notwithstanding the foregoing, Tenant’s Proportionate Share of Operating Expenses for the first six (6) months following the Commencement Date shall be $0.00.

(c)                                  In addition to the Minimum Annual Rent and Tenant’s share of Operating Expenses, Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent, Tenant’s Proportionate Share of (i) any increase in Insurance Premiums (as herein defined) over the base amount paid by Landlord in the Base Year; and (ii) the amount by which all Real Estate Taxes (as herein defined) for each tax year exceeds all Real Estate Taxes for the Base Year.  All Additional Rent payable by Tenant pursuant to Section 3.02(b) above and this Section 3.02(c) shall be referred to herein, collectively, as the “TICAM Charges”.

(d)                                 For purposes of this Lease, “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied; provided, however, that any such “grossing up” shall be done in accordance with generally accepted accounting principals), including by way of illustration and not limitation, the following: insurance deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs not attributable to a particular tenant’s premises; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees (not to exceed 4% of gross rent for the Building); supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, gutters and lighting; and dues, fees and assessments incurred under any covenants or charged by any owners association.  The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.  Notwithstanding the foregoing, Operating Expenses shall not include the following:

(i)                                     advertising and promotional expenditures;

(ii)                                  leasing commissions, finders’ fees, brokerage fees and similar fees, and costs incurred with the negotiation or enforcement of leases (other than management fees);

(iii)                               rent under any ground leases;

(iv)                              costs of furnishing services to other tenants or occupants to the extent that such services are materially in excess of services Landlord offers to all tenants at Landlord’s expense;

(v)                                 lease takeover costs incurred by Landlord in connection with new leases at the Building;

(vi)                              costs and expenses of the sale of all or any portion of the Building or Common Areas;

(vii)                           amounts actually received by Landlord through the proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Expenses;

(viii)                        costs incurred by Landlord with respect to repairs, goods, and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs or provides the same selectively to one or more tenants;

(ix)                                costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building, any loan documents, or ground leases;

(x)                                   interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Building or Common Areas, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Building or Common Areas, or any part thereof;

(xi)                                depreciation and amortization;

(xii)                             the costs of the original construction of the Building;

(xiii)                          salaries, fringe benefits and other compensation for personnel not directly involved in the operation or management of the Building;

(xiv)                         costs and expenses of the sale of all or a portion of the Building or Common Areas;

(xv)                            costs (including permit, license, and inspection fees) for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant’s expense and any other contribution by Landlord to the cost of tenant improvements and any costs or expenses incurred in the procurement of tenants for the Building;

(xvi)                         costs incurred by Landlord in discharging its obligations under the Lease that expressly are to be discharged at Landlord’s sole cost and expense;

(xvii)                      costs incurred in operation of any private club, now or in the future, located within the Park and expenses incurred by Landlord, if any, in connection with the operation, cleaning, repair, safety, management security, maintenance or other services of any kind provided in any portions of the Buildings that are leased or designed to be used for retail, garage or third-party storage purposes;

(xviii)                   costs incurred for repairs or maintenance that are covered by warranties, guarantees or service contracts or condemnation proceeds to the extent that Landlord is actually reimbursed under such warranties, guaranties, service contracts, or condemnation proceeds;

(xix)                           except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building that is used in providing janitorial or similar services;

(xx)                              repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord not otherwise waived by Tenant pursuant to Section 8.06 below or any other provision of this Lease; and

(xxi)                           costs to replace (but not maintain and repair) the truck court or parking area for the Building.

(e)           For purposes of this Lease, “Real Estate Taxes” shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or the Common Areas (or against Landlord’s business of leasing the Building) by any authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes.  Notwithstanding anything herein to the contrary, Real Estate Taxes shall not include income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes.  Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

(f)                                    For purposes of this Lease, “Insurance Premiums” shall include insurance premiums for insurance coverage on the Building or Common Areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the Common Areas of the Building, and the grounds, sidewalks, driveways and parking areas related thereto, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord.

Section 3.03.  Payment of Additional Rent.

(a)                                  Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years.  Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installments are due, an amount equal to one-twelfth (1/12th) of the estimated Additional Rent for such year.  Within a reasonable time after the end of each calendar year, but in no event later than one hundred twenty (120) days following the end of such calendar year, Landlord shall submit to Tenant a statement (the “Statement”) of the actual amount of such Additional Rent, which statement shall contain a reasonable breakdown of the Additional Rent by categories of expense, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year.  In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Annual Rent.

(b)                                 Within thirty (30) days following Tenant’s receipt of the Statement and provided that Tenant is not then in default of this Lease, Tenant may contest the Statement by providing written notice thereof (the “Contest Notice”) to Landlord; provided, however, that Tenant shall be required to pay all Additional Rent during the period of such contest.  If Tenant timely contests the Statement, Tenant shall have the right to inspect and examine, at reasonable times during normal business hours, Landlord’s books of account and records pertaining to the Operating Expenses, Real Estate Taxes and Insurance Premiums, all at Tenant’s sole cost and expense subject to reimbursement by Landlord as set forth below.  Such inspection shall be conducted at Landlord’s offices where such records are kept within thirty (30) days after the date of Tenant’s delivery of the Contest Notice or at such other time as agreed in writing by both parties.  Such inspection shall be conducted by a certified public accountant retained by Tenant, at its expense, subject to reimbursement by Landlord as set forth below.  Landlord and/or Landlord’s Building manager shall cooperate reasonably with Tenant and/or Tenant’s representatives with respect to any such specific inquiries or questions and with respect to the conduct of such inspection.  Tenant shall notify Landlord of the results of such inspection in writing.  Landlord may have an agent or employee present during such inspection.  If Landlord and Tenant agree that Landlord’s calculation of Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and then, and only then, Tenant shall be entitled to a credit against future Minimum Annual Rent for said overpayment (or a refund of any overpayment if the Lease Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be.

(c)                                  If, following Tenant’s inspection of Landlord’s books of account and records pursuant to subsection (b) above, Landlord and Tenant fail to agree on Landlord’s calculation of Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes, and Insurance Premiums, Landlord and Tenant shall use good faith efforts to try to resolve the issue.  Notwithstanding the foregoing, however, if Landlord and Tenant fail to resolve the issue within thirty (30) days following such inspection by Tenant, either party may, by delivery of written notice to the other party (the “Operating Expenses Arbitration Notice”), elect to resolve the issue through arbitration.  If either party delivers an Operating Expenses Arbitration Notice, then each of Landlord and Tenant shall, within ten (10) days thereafter, select an arbitrator to resolve the issue.  Each arbitrator so selected shall be an accountant, unaffiliated with Landlord or Tenant, specializing in real estate matters, with at least ten years prior experience in the metropolitan area in which the Leased Premises are located and with a working knowledge of current operating expense pass-through practices.  Upon selection, the parties’ arbitrators shall work together in good faith to resolve the issue.  The determination of such arbitrators shall be binding on both Landlord and Tenant.  If the two arbitrators cannot agree within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two arbitrators shall select a third arbitrator meeting the above criteria.  Once the third arbitrator has been selected as provided for above, then such third arbitrator shall within ten (10) days after appointment make its determination of which of the arbitrators’ two determinations is correct, and such determination shall be binding on both Landlord and Tenant, thereby establishing the Additional Rent for the applicable calendar year.  Following such determination by the arbitrators, Tenant shall be entitled to a credit against future Monthly Rental Installment(s) for said overpayment (or a refund of any overpayment if the Lease Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be.  Each party shall pay for its own arbitrator and shall share equally in the costs of the third arbitrator, if applicable.

(d)                                 If Tenant’s inspection proves that Landlord’s calculation of Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums for the inspected calendar year resulted in an overpayment by more than five percent (5%) of Tenant’s share, Landlord shall also pay the reasonable fees and expenses of Tenant’s independent professionals, if any, conducting said inspection.  All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound.  The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease

Section 3.04.  Late Charges.  Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder.  Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum; provided, however, that in no event shall such interest rate exceed twelve percent (12%) per annum.

ARTICLE 4 - SECURITY DEPOSIT

Section 4.01.  Security Deposit.  On or before the date that Tenant delivers the Closing Notice, as defined in Special Stipulation 12 of Exhibit E hereto, , Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease.  In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages.  Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit.  All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord.  At the end of the Lease Term (including, without limitation, due to a termination of the Lease pursuant to Special Stipulation 11 of Exhibit E to the Lease), provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

Section 4.02.  Reduction.  The Security Deposit shall be reduced to $0.00 at the end of the twenty-fourth (24th) full calendar month of the Lease Term provided that (a) Tenant is not in default hereunder (or, if Tenant is in default hereunder, Tenant cures such default within the applicable cure period), (b) Landlord has not theretofore drawn on the Security Deposit, and (c) Tenant’s tangible net worth is at least $10,000,000.00.  In the event the Security Deposit is so reduced, Landlord shall apply the Security Deposit toward the next Monthly Rental Installments due under the Lease.  For all purposes under this Lease, “tangible net worth” shall mean the value of tangible assets (i.e., assets excluding those which are intangibles such as goodwill, patents and trademarks) over liabilities.

ARTICLE 5 - USE

Section 5.01.  Use.  Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02.  Covenants of Tenant Regarding Use.

(a)                                  Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with all covenants that encumber the Building which are in effect as of the date hereof and with respect to which Tenant has been given notice, (iv) comply with any commercially reasonable covenants applicable to the Building as may hereafter be adopted and promulgated (provided such protective covenants do not materially and adversely interfere with the Permitted Use), and (v) comply with and obey all commercially reasonable directions, rules and regulations of Landlord, provided the same are uniformly enforced and applied in a non discriminatory manner, and provided the same do not materially and adversely effect Tenant’s use of the Leased Premises for the Permitted Use.

(b)                                 Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly.  Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

(c)                                  Tenant shall not overload the floors of the Leased Premises.  All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

Section 5.03.  Landlord’s Rights Regarding Use.  Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper so long as any such control, change or alteration does not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable advance written notice (except in the event of an emergency where no notice shall be required) and accompanied by a representative of Tenant (provided one is made available to Landlord) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable so long as any such alteration or improvements do not materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use.  Landlord covenants and agrees that in exercising any of its rights under this Section 5.03, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Leased Premises for the Permitted Use.  Without limiting the foregoing, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor; provided, however, if, as a result of Landlord’s negligence or willful misconduct in exercising its rights pursuant to this Section 5.03, the Leased Premises (or portion thereof) is untenantable for a period of more than six (6) consecutive business days, Minimum Annual Rent and the TICAM Charges shall abate for each such consecutive day after said six (6) business day period that such area of the Leased Premises is so rendered until such area is no longer untenantable.  To the extent that the Leased Premises, or portion thereof, is untenantable, however, as a result of (a) force majeure (as defined in Section 16.03 hereof), or (b) the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, Tenant shall not be entitled to any abatement hereunder.  The Leased Premises shall be considered untenantable to the extent that Tenant does not use the Leased Premises or portion thereof affected in the conduct of its normal business operations as a result of Landlord’s activities.  It is agreed and understood that Tenant shall not use nor be entitled to use the portion of the Leased Premises during any day for which Landlord is obligated to abate Minimum Annual Rent hereunder.

ARTICLE 6 - UTILITIES AND SERVICES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises.  However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.  Notwithstanding the foregoing, to the extent that (a) such interruption of service is caused by the negligence or willful misconduct of Landlord or its employees and (b) such interruption of service renders the Leased Premises or any portion of the Leased Premises untenantable for a period of six (6) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, Minimum Annual Rent and the TICAM Charges shall abate with respect to the area which is affected for each such consecutive day after said six (6) business day period that such area of the Leased Premises is so rendered until such service is restored.  The rent abatement shall equal the Monthly Rental Installment due for the period of the interruption with respect to the square footage affected.  Provided, however, to the extent that such interruption is caused or continues as a result of (i) force majeure (as defined in Section 16.03 hereof), or (ii) the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, Tenant shall not be entitled to any abatement hereunder.  The Leased Premises shall be considered untenantable if Tenant does not use the Leased Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Leased Premises.  It is agreed and understood that Tenant shall not use nor be entitled to use the Leased Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder.  The abatement herein provided shall be Tenant’s sole and exclusive remedy for interruption of service.  Landlord agrees to use its reasonable efforts to restore such utility service as soon as possible.  If, however, such interruption of service renders the Leased Premises or any material portion of the Leased Premises untenantable for a period of greater than twenty (20) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, Landlord, upon the request of Tenant, shall use reasonable efforts to provide Tenant with temporary space from which to operate at a rental rate to be agreed upon at that time; provided, however, that such rental rate shall not be in excess of the Minimum Annual Rent that would have been payable hereunder absent such interruption in service.  Notwithstanding anything herein to the contrary, Landlord acknowledges that Tenant shall be permitted (subject to Section 7.03 below) to upgrade the transformer and or install a new transformer at the Leased Premises, which shall become the property of Landlord upon installation.  If, however, Tenant installs an additional new and specialized transformer at the Leased Premises, then, notwithstanding anything to the contrary set forth in Section 7.03 below such transformer shall be deemed Tenant’s Property (as defined in Section 8.01 below).

ARTICLE 7 - MAINTENANCE AND REPAIRS

Section 7.01.  Repair and Maintenance of the Building.  During the Lease Term, Landlord shall maintain in good condition and repair the parking (including the truck court and car parking areas), sidewalks, and landscaped areas, the costs of which shall be included in Operating Expenses to the extent provided in Section 3.02 above; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense.  In addition, during the Lease Term, Landlord shall maintain in good condition and repair, at its sole cost and expense (and not included in Operating Expenses), the roof, foundation, exterior walls and structural frame of the Building; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense.

Section 7.02.  Repair and Maintenance of Leased Premises.  Except for Landlord’s maintenance and repair obligations set forth in Section 7.01 above, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems (to the extent exclusively serving the Leased Premises), heating and air conditioning systems (to the extent exclusively serving the Leased Premises), plate glass, floors, windows and doors, and sprinkler and plumbing systems (to the extent exclusively serving the Leased Premises).  Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof.  The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

Section 7.03.  Alterations.  Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing; provided, however, that Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord’s prior written consent provided that (a) such alterations do not exceed Ten Thousand Dollars ($10,000.00) in cost in any one instance and Fifty Thousand Dollars ($50,000.00) in cost in the aggregate during the Lease Term; (b) such alterations are non-structural in nature; and (c) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same.  As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant.  Tenant shall ensure that all alterations made by or on behalf of Tenant shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building.  No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien.  If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after Tenant’s notice or actual knowledge of its filing.  Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any liens related to any construction or alteration performed by or on behalf of Tenant.  Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation hereunder to (x) remove any alterations or improvements which have been made by Tenant with the express written consent of Landlord, and/or (y) restore any part of the Leased Premises that has been altered due to the installation of such alterations or improvements, unless, at the time of granting such consent, Landlord has expressly required (i) the removal of any such proposed alterations or improvements, and/or (ii) the restoration of any part of the Leased Premises, as a condition to granting such consent.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01.  Release.  All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk.  Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in the Leased Premises, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors.  Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail.  This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02.  Indemnification by Tenant.  Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses actually incurred, without regard to statutory interpretation) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, or (b) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by Landlord, its agents, employees or contractors.  Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail.  This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03.  Indemnification by Landlord.  Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses actually incurred, without regard to statutory interpretation) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.  Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below.  In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail.  This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04.  Tenant’s Insurance.

(a)                                  During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)                                     Liability Insurance.  Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $5,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)                                  Casualty Insurance.  Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include a provision waiving coinsurance limitations.

(iii)                               Worker’s Compensation Insurance.  Worker’s Compensation insurance in amounts required by applicable law.

(b)                                 All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord.  In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies.  On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 28 (or such other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant’s commercial general liability policies naming the appropriate additional insureds.  Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with an opportunity to review all insurance policies, including all endorsements, evidencing the coverages required hereunder.  If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may, upon ten (10) days’ notice and opportunity to cure, obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.  If Tenant elects not to carry business interruption insurance, Tenant releases Landlord from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.  Tenant shall be permitted to satisfy any insurance requirements contained herein via a blanket policy of insurance.

(c)                                  Notwithstanding anything to the contrary contained herein, Neenah Paper, Inc. (“Neenah Paper”) may maintain deductibles or other forms of non-insurance similar to other commercial companies with similar financial resources with respect to the policies of insurance provided for in this Section 8.04 provided that (i) Neenah Paper has in effect a program of “self insurance” insuring Neenah Paper as a named insured against such risk, which program complies with any and all applicable laws regarding self insurance in the State of Georgia, (ii) the tangible net worth of Neenah Paper shall be at least $30,000,000.00, (iii) Neenah Paper agrees upon Landlord’s request to provide Landlord with financial information reasonably sufficient to allow Landlord to evaluate Neenah Paper’s tangible net worth and ability to meet the insurance criteria set forth in this Section 8.04 of the Lease, (iv) Neenah Paper agrees to indemnify and hold harmless Landlord from and against any loss, cost, damage, expense (including reasonable attorneys’ fees and court costs actually incurred without regard to statutory interpretation), claim, cause of action or liability that Landlord may incur that would have been covered by the insurance policies replaced by the self insurance, but only to the extent that Tenant would have been responsible for such loss, cost, damage, expense, claim, cause of action or liability under this Lease (Landlord and Tenant acknowledging and agreeing that the indemnity contained in this subsection (iv) is not intended to expand the obligations of Tenant under the Lease beyond those that would exist if Tenant carried the required insurance), (v) such self insurance shall not affect the non-liability of Landlord described in this Lease, and (vi) Landlord, Landlord’s managing agent and any mortgagee of which Tenant has been given notice appear as additional covered parties on the Certificate of Coverage for liability under Tenant’s self insurance program for an amount consistent with the requirements set forth in this Section 8.04.  By means of the insurance certificate described above, Neenah Paper shall deliver to Landlord notice in writing of the required coverages which it is self insuring setting forth the amount, limits and scope of the self insurance with respect to each type of coverage self insured.  This provision is personal to Neenah Paper and shall automatically terminate if Neenah Paper assigns or sublets all or any portion of its interest in this Lease other than to a Permitted Transferee.

Section 8.05.  Landlord’s Insurance.  During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses to the extent permitted in Article 3 above):

(a)                                  Liability Insurance.  Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Building and Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)                                 Casualty Insurance.  Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06.  Waiver of Subrogation.  Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above, or which is actually insured against under any other casualty insurance held by such party at such time.  The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.  Any deductible amounts shall be deemed amounts covered by insurance for purposes of this Section 8.06.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building, the Leased Premises, or the Common Areas by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall not include Tenant’s Property.  Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage.  Notwithstanding the foregoing, if the Landlord determines that Building or the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date (or, within ninety (90) days from the casualty date, if the damage or destruction occurs during the final twelve (12) months of the Lease Term); or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises, then Landlord shall give written notice to Tenant of such determination (the “Casualty Notice”) within sixty (60) days of such casualty.  Either Landlord or Tenant may terminate this Lease by giving written notice (the “Termination Notice”) to the other party within thirty (30) days after Tenant’s receipt of the Casualty Notice.  In the event this Lease is terminated pursuant to the preceding sentence, such termination shall be effective as of the forty-fifth (45th) day following a party’s delivery of the Termination Notice.  During any time period of construction following a casualty, Landlord shall use reasonable efforts to provide Tenant with temporary space from which to operate at a rental rate to be agreed upon at that time.  If the Lease is not terminated pursuant to the provisions above and Landlord fails to substantially complete the restoration and repair of the Leased Premises within three hundred sixty-five (365) days after the date of the casualty (as such period may be extended due to force majeure, as defined in Section 16.03 below, and any delay caused by Tenant’s acts or omissions), then Tenant shall have the right to terminate this Lease upon written notice to Landlord, so long as Tenant’s written notice is received by Landlord prior to Landlord’s substantial completion of such restoration and repair.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas (including access thereto) shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken.  If all or any part of the Leased Premises, the Building or the Common Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord on or before the date possession thereof is so taken.  If this Lease is terminated pursuant to this Article 10, to the extent possible, the effective date of termination shall be the forty-fifth (45th) day following a party’s delivery of notice of termination.  All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.  If only part of the Leased Premises is acquired by the exercise of eminent domain and this Lease does not terminate pursuant to this Article 10, Landlord shall, to the extent of the award it receives, restore the Leased Premises and the Common Areas to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Minimum Annual Rent and Additional Rent based on the actual loss of use of the Leased Premises suffered by Tenant from the taking.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01.  Assignment and Sublease.

(a)                                  Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent.  In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect unless the parties otherwise agree at such time.  The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.  Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)                                 By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s reasonable opinion (i) the business reputation of the proposed assignee or subtenant is unacceptable; (ii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iii) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant and Landlord has space available within the Park to meet such tenant’s or prospective tenant’s needs.  Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building.  If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.  Notwithstanding the foregoing, in the event Landlord elects to terminate this Lease pursuant to the immediately preceding sentence, Tenant shall have the right to withdraw its assignment or sublet request within two (2) business days after receipt of Landlord’s termination notice, whereupon Landlord’s termination shall be ineffective and this Lease shall continue in full force and effect.

(c)                                  If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt (less any actual third party out of pocket expenses incurred by Tenant in connection with such assignment or subleasing).  Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02.  Permitted Transfer.  Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets, stock or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the greater of (i) the tangible net worth of Tenant as of the date that the Closing occurs pursuant to Special Stipulation 11 of Exhibit E to the Lease, and (ii) $10,000,000.00, and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”).  For the purpose of this Article 11 “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity.  Any such transfer shall not relieve Tenant of its obligations under this Lease.  Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.  Any change in control of Tenant resulting from a merger, consolidation, or stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01.  Sale of the Building.  Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder for any matter occurring after the date of such conveyance provided the purchaser or other transferee assumes all obligations of Landlord under this Lease.

Section 12.02.  Estoppel Certificate.

(a)                                  Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease.  Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

(b)                                 Within ten (10) days following receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate in such form as Tenant may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Landlord’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by Tenant, by any assignee or sublessee of the Leased Premises, and by any other person or entity reasonably requested by Tenant.

Section 12.03.  Subordination.  Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Building by so declaring in such Mortgage provided that the holder of said Mortgage agrees not to disturb Tenant’s possession of the Leased Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, non-disturbance agreement signed by said holder and reasonably acceptable to Tenant.  Promptly following Landlord’s request, Tenant shall execute such a subordination and non-disturbance agreement.  Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default.  As of the date of this Lease, there is no Mortgage encumbering the Building.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01.  Default.  The occurrence of any of the following shall be a “Default”:

(a)                                  Tenant fails to pay any Monthly Rental Installments or Additional Rent (i) within five (5) business days following written notice from Landlord on the first two (2) occasions in any twelve (12) month period, and (ii) within five (5) business days after the same is due on any subsequent occasion within said twelve (12) month period.

(b)                                 Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)                                  Intentionally Omitted.

(d)                                 Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease and does not cure such default within ten (10) business days following notice of the same.

(e)                                  All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation and provided this Lease has not been assigned as permitted herein.

Section 13.02.  Remedies.  Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

                                                (a)                                  Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate.  Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice.  Furthermore, provided Landlord has not collected in full from Tenant under subsection (c) below, Tenant shall be liable to Landlord for the unamortized balance of any Tenant improvement allowance and brokerage fees paid in connection with the Lease, except to the extent Landlord exercises any remedy to collect the present value of the remaining rent due under this Lease.

(b)                                 Without terminating this Lease, and with or without notice to Tenant, re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action except to the extent of Landlord’s negligence or willful misconduct not otherwise waived by Tenant pursuant to Section 8.06 above or any other provision of this Lease.

(c)                                  Terminate this Lease as provided in subparagraph (a) above and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following:  (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the period for the remainder of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Georgia who has at least ten (10) years of experience; (ii) the costs of recovering possession of the Leased Premises and all other expenses incurred by Landlord due to Tenant’s Default, including, without limitation, reasonable attorney’s fees and the cost to prepare the Leased Premises for re-letting; provided, however, that for purposes of this clause (ii), the cost to prepare the Leased Premises for re-letting shall not exceed $7.00 per rentable square foot of space within the Leased Premises (all costs and expenses set forth in this clause (ii) being referred to herein, collectively, as the “Default Damages”); and (iii) the unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination, plus any interest and late fees due hereunder and any other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Leased Premises (all amounts set forth in this clause (iii) being referred to herein, collectively, as the “Prior Obligations”).  The amount as calculated above shall be deemed immediately due and payable.  Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain.  Tenant expressly acknowledges and agrees that the liabilities and remedies specified in this subparagraph (c) shall survive the termination of this Lease.

(d)                                 Intentionally Omitted.

(e)                                  Without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of Tenant’s Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have.  Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the Remaining Term, together with all Default Damages.  Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(f)                                    Allow the Leased Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that to the extent required by applicable law, Landlord will use reasonable efforts to mitigate its damages.  Without limiting the foregoing, Landlord agrees to add the Leased Premises to its inventory of vacant space.

(g)                                 Sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03.  Landlord’s Default and Tenant’s Remedies.  Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and does in fact, within a reasonable time thereafter, complete the same.  Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder; provided, however, that the foregoing shall not be deemed to waive Tenant’s right to make a constructive eviction claim under Georgia law. As to Landlord’s maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period (or, in the event of an emergency, such lesser period of time as is reasonable under the circumstances), Tenant may undertake all reasonable action to cure Landlord’s failure of performance.  If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor.  Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith plus an administrative fee equal to five percent (5%) of such expenses, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.  If Landlord fails to reimburse Tenant or give Tenant notice of objection to such reimbursement within sixty (60) days following Tenant’s demand, and if Landlord’s objection to such reimbursement is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by the parties, Tenant shall have the right to set off said reimbursement from the rental payable by Tenant to Landlord hereunder.

Section 13.04.  Limitation of Landlord’s Liability.  If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building including any rents and profits therefrom, net proceeds of the sale or refinancing (after paying off any encumbrances), and any insurance proceeds or condemnation awards not applied to the reconstruction or restoration of the Building or the Leased Premises for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05.  Nonwaiver of Defaults.  Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision.  No waiver of any default shall be deemed to be a waiver of any other default.  Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction.  No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06.  Attorneys’ Fees.  If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith.  In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

INTENTIONALLY OMITTED

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01.  Environmental Definitions.

(a)                                  “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)                                 “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02.  Restrictions on Tenant.  Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except with Landlord’s prior consent, in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03.  Notices, Affidavits, Etc.  Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source.  Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s actual knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04.  Tenant’s Indemnification.  Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15.  The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05.  Existing Conditions.  Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

Section 15.06.  Landlord’s Representations Regarding Existing Conditions.  Landlord represents that to Landlord’s actual knowledge, neither Landlord nor any predecessor owner of the Building or underlying land has treated, stored or disposed of any Hazardous Substances upon or within the Building or underlying land.

Section 15.07.  Landlord’s Indemnification.  Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant (with the exception of any and all punitive or consequential damages) by reason of (a) Hazardous Substances disposed upon or within the Leased Premises during the Lease Term by Landlord or its agents, or (b) Landlord’s breach of the representations set forth in Section 15.06 above.  Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing, disposing or otherwise addressing the existence of any Hazardous Substances that are the responsibility of Landlord hereunder and of all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications nor be entitled to any indemnification hereunder unless (x) Tenant is specifically required by Environmental Laws to perform such acts, and (y) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

ARTICLE 16 - MISCELLANEOUS

Section 16.01.  Benefit of Landlord and Tenant.  This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02.  Governing Law.  This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03.  Force Majeure.  Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies; provided, however, that the foregoing shall be subject to Tenant’s rights of abatement as set forth above.

Section 16.04.  Examination of Lease.  Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises.  This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05.  Indemnification for Leasing Commissions.  The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease.  Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part or for any liability resulting from a broker or similar party’s claim that it is entitled to a commission or similar compensation based on the acts or omissions of a party to this Lease, and shall pay any compensation to any other broker or person who may be entitled thereto.  Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06.  Notices.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l).  Notice shall be deemed to have been given on the date that such notice is received or on the date such receipt is refused.  Rejection or other refusal by the addressed to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice sent.  Either party may change its address by giving written notice thereof to the other party.

Section 16.07.  Partial Invalidity; Complete Agreement.  If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.  This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08.  Financial Statements.  Following the Closing, during the Lease Term and any extensions thereof, Tenant shall, upon request, provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent annual report prepared as of the end of Tenant’s fiscal year.  Without limiting the foregoing, in the event that Tenant is no longer a publicly traded company, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year.  Such financial statements shall be signed by Tenant (or an officer of Tenant, if applicable) who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited, if available.  All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.  Landlord agrees that it shall maintain the confidentiality of such financial statements during the Lease Term; provided, however, that said obligation shall not be construed so as to prohibit Landlord from disclosing the contents of the financial statements to (a) officers and employees of Landlord and those agents, attorneys and consultants of Landlord reasonably requiring access, (b) actual or prospective lenders, purchasers, investors or shareholders of Landlord, (c) any entity or agency required by law, or (d) any entity or agency which is reasonably necessary to protect Landlord’s interest in any action, suit or proceeding brought by or against Landlord and relating to the subject matter of this Lease.

Section 16.09.  Representations and Warranties.

(a)                                  Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                                 Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10.  Signage.  Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building.  All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with any codes and recorded restrictions applicable to the sign or the Building.  The location, size and style of all signs shall be approved by Landlord.  Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to remove such signs promptly and repair any damage to the Leased Premises.

Section 16.11.  Consent.  Where the consent of a party is required hereunder, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.12.  Time.  Time is of the essence of each term and provision of this Lease.

Section 16.13.  Usufruct.  Tenant’s interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

Section 16.14.  Guaranty.  In consideration of Landlord’s leasing the Leased Premises to Tenant, Tenant shall provide Landlord with an Unconditional Guaranty of Lease in the form attached hereto as Exhibit F, executed by the Guarantor, subject to the terms and conditions of Special Stipulation 12 attached as Exhibit E hereto.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Signed, sealed and delivered	LANDLORD:
as to Landlord, in the
presence of:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

Unofficial Witness	By:	Duke Realty Corporation, its General Partner

[notarized]		By:	/s/ Bob Chapman
Notary Public		Name:	Bob Chapman
		Title:	SEVP

Signed, sealed and delivered	TENANT:
as to Tenant, in the
presence of:	NEENAH PAPER, INC., a Delaware corporation

	By:	/s/ Sean T. Erwin
Unofficial Witness	Name:	Sean T. Erwin
	Title:	President and CEO

[notarized]
Notary Public	Attest:	/s/ Steve S. Heinrichs
	Name:	Steve S. Heinrichs
	Title:	Assistant Secretary

EXHIBIT A

SITE PLAN OF LEASED PREMISES

[TO BE ADDED]

EXHIBIT B

TENANT IMPROVEMENTS

1.                                       Condition of Leased Premises.

(a)                                  Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind, except as otherwise expressly set forth herein; provided, however, nothing herein shall be deemed to negate Landlord’s maintenance and repair obligations as expressly set forth herein.  Tenant shall be responsible for constructing the interior improvements within the Leased Premises as described in Exhibit B-1 attached hereto (the “Tenant Improvements”).  Landlord hereby approves (i) Gobbell Hays Partners, Inc., HESM&, Inc., Harris, Perry & Associates, Inc., and Facilities Consulting Services, Inc., as Tenant’s architect/engineer, (ii) Malone Construction Co. as Tenant’s construction contractor, (iii) Inglett & Stubbs as Tenant’s electrical subcontractor, and (iv) Mallory and Evans as Tenant’s mechanical and plumbing subcontractor.  Promptly following the execution of this Lease, Tenant shall forward to its architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards heretofore delivered to Tenant, and Tenant shall cause its architect/engineer to comply with said building standards.  Promptly following the execution of this Lease, Tenant shall forward to its contractor (and copy Landlord on the transmittal) Landlord’s mechanical, electrical and plumbing specifications and Landlord’s rules of conduct, all of which have been delivered to Tenant prior to the date of this Lease, and Tenant shall cause said contractor to comply with said specifications and rules of conduct.  At Landlord’s request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant’s contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

(b)                                 Landlord shall deliver the Leased Premises to Tenant in broom-clean condition upon the later to occur of (i) full execution of this Lease, and (ii) Tenant’s delivery to Landlord of Tenant’s certificates of insurance as required under Section 8.04 of the Lease.  In the event that Landlord fails to deliver the Leased Premises within two (2) business days following the later to occur of subsection (i) or (ii) above, the Commencement Date (and the expiration of the Lease Term) shall be postponed one day for each day that Landlord fails to deliver the Leased Premises.  Tenant’s acceptance of the Leased Premises prior to the Commencement Date shall not be deemed to create an obligation to pay Minimum Annual Rent or Additional Rent prior to the dates set forth herein; provided, however, that Tenant shall otherwise comply with all of the terms and conditions of this Lease upon acceptance of the Leased Premises.

(c)                                  Prior to the Commencement Date, Tenant shall perform the work described on Exhibit B-2 attached hereto (the “Compliance Work”).  Following Tenant’s completion of the Compliance Work, Landlord shall reimburse Tenant for the cost of the Compliance Work, up to $62,083.00 (the “Compliance Allowance”), within thirty (30) days following Tenant’s request therefor (which request shall be accompanied by evidence of such cost reasonably acceptable to Landlord).  Tenant acknowledges and agrees that, to Tenant’s knowledge, following the Compliance Work (i) the restrooms will comply with all ADA (as hereinafter defined) requirements, (ii) there will be no code compliance issues with regard to the separation of walls with adjacent tenants, and (iii) the heating, ventilation and air-conditioning system will be in compliance with code with regard to the outside air and installation.  Landlord shall not charge a construction management fee in connection with the Compliance Work.

2.                                       Preparation of CD’s.  On or before the forty-fifth (45th) day following the date hereof, Tenant shall, at Tenant’s sole cost and expense, prepare and submit to Landlord a set of permittable construction drawings (the “CD’s”), based on the preliminary plans attached hereto as Exhibit B-1 and made a part hereof, covering all work to be performed by Tenant in constructing the Tenant Improvements.  Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building systems without Landlord’s consent.  Landlord shall have seven (7) days after receipt of the CD’s in which to review the CD’s and in which to give Tenant written notice of its approval of the CD’s or its requested changes to the CD’s.  If Landlord reasonably requests any changes to the CD’s, Tenant shall make such changes and shall, within seven (7) days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the CD’s to Landlord.  Landlord shall have five (5) business days after receipt of the revised CD’s in which to review said revised CD’s and in which to give to Tenant written notice of its approval of the revised CD’s or its requested changes thereto.  This process shall continue until such time, if at all, that Landlord approves the CD’s in accordance with this paragraph.  Tenant shall at all times in its preparation of the CD’s, and of any revisions thereto, act reasonably and in good faith.  Landlord shall at all times in its review of the CD’s, and any revisions thereto, act reasonably and in good faith.  Landlord’s failure to respond within the time periods set forth in this paragraph shall result in Landlord’s approval being deemed given.

B-1

3.                                       Construction of Tenant Improvements.  Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (a) evidence of insurance (whether carried by Tenant or its contractor), which insurance shall be maintained throughout the construction of the Tenant Improvements, and (b) a project schedule in detail reasonably satisfactory to Landlord.  Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule.  Tenant or its contractor shall construct the Tenant Improvements in a good, first-class and workmanlike manner and in accordance with the CD’s, subject to such changes as may be requested by Tenant and reasonably approved by Landlord, and all applicable governmental regulations.  In the event Tenant intends to change the CD’s after the same have been approved by Landlord, Tenant shall submit such change orders to Landlord and Landlord shall respond with comments to the same within five (5) business days of receipt of the change order, or Landlord shall be deemed to have approved the change order.  Except as otherwise set forth herein, if Tenant shall fail to complete the Tenant Improvements by the Commencement Date, Tenant’s obligation to pay Minimum Annual Rent and Additional Rent hereunder shall nevertheless begin on the Commencement Date.  Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements provided that such inspection follows advance written notice from the Landlord and provided such inspection does not unreasonably interrupt or interfere with the completion of the Tenant Improvements.  Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

4.                                       Punchlist.  Upon substantial completion of the Tenant Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements.  Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

5.                                       Improvement Costs.  Landlord shall reimburse Tenant for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, up to an amount equal to $212,835.00 (the “Tenant Allowance”), as follows:

(a)                                  Landlord shall pay fifty percent (50%) of the Tenant Allowance, less a holdback (the “Holdback”) equal to ten percent (10%), to Tenant at such time as:

(i)                                     Tenant has delivered to Landlord a copy of Tenant’s building permit;

(ii)                                  Tenant has received Landlord’s written approval of the CD’s (or Landlord’s approval of the CD’s has been deemed given);

(iii)                               Tenant’s contractor has completed fifty percent (50%) of the Tenant Improvements within the Leased Premises, as evidenced by a certificate from Tenant’s architect and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements made as of the date of Tenant’s request for payment; and

(iv)                              Tenant has delivered to Landlord partial lien waivers for the first fifty percent (50%) of the Tenant Improvements from Tenant’s contractor relating to the construction of the first fifty percent (50%) of the Tenant Improvements.

(b)                                 Landlord shall pay the remainder of the Tenant Allowance (less the Holdback and the Fee, as hereinafter defined) to Tenant at such time as Tenant’s contractor has:

(i)                                     substantially completed the Tenant Improvements and received a certificate of occupancy from the applicable governing authority;

(ii)                                  delivered to Landlord lien waivers and affidavits from Tenant’s contractor, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that there are no parties entitled to file a lien against the real property underlying the Park in connection with such work; and

(iii)                               delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements.

2

(c)                                  Landlord shall pay the Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist.

(d)                                 Landlord shall be entitled to a construction management fee in an amount equal to three percent (3%) of the Tenant Allowance (the “Fee”).  At Landlord’s option, the Fee shall either be (A) applied against the Tenant Allowance, or (B) billed to Tenant (in which case Tenant shall pay the Fee to Landlord within ten (10) days following Landlord’s delivery of an invoice to Tenant).

(e)                                  For purposes of this Lease, the term “Improvement Costs” shall mean the cost of the CD’s and any other design related costs and all tenant buildout, including, without limitation, demising walls and utilities.  Tenant shall be responsible for all Improvement Costs in excess of the Tenant Allowance.

(f)                                    In the event that Landlord fails to make any required payment of the Tenant Allowance or the Compliance Allowance, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Prime Rate (as defined in Section 3.04 of the Lease) plus six percent (6%) per annum; provided, however, that in no event shall such interest rate exceed twelve percent (12%) per annum.  In addition, to the extent that such payments from Landlord remain unpaid, provided that Tenant has complied with all of the terms and conditions of this paragraph 5 and Tenant is not in default under the Lease, Tenant shall have the right to set off the amount of such payment from the next Monthly Rental Installment(s) due under the Lease.

6.                                       Certificate of Occupancy.  Tenant acknowledges and agrees that Tenant shall have no right to conduct its business at the Leased Premises unless and until Tenant delivers to Landlord an original certificate of occupancy for the Leased Premises, to the extent applicable.

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EXHIBIT B-1

PRELIMINARY PLANS

[TO BE ADDED]

B-1-1

EXHIBIT B-2

COMPLIANCE WORK

[TO BE ADDED]

EXHIBIT C

LETTER OF UNDERSTANDING

Duke Realty Limited Partnership

Attention:                                           , Property Manager

[Address]

[City, State Zip]

RE:                              Lease Agreement between Duke Realty Limited Partnership, an Indiana limited partnership (“Landlord”) and                                                                                      (“Tenant”) for the Leased Premises located at                                                                     ,                          ,                               (the “Leased Premises”), dated                                   (the “Lease”).

Dear                                   :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.                                       The Commencement Date under the Lease is December 1, 2004.

2.                                       The rent commencement date is June 1, 2005.

3.                                       The expiration date of the Lease is September 30, 2014.

4.                                       The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.                                       The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date, subject to the terms and conditions of the Lease.

6.                                       To the undersigned’s actual knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this            day of                                 , 20      .

By:

Printed Name:

Title:

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EXHIBIT D

RULES AND REGULATIONS

1.                                       The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress.  Landlord shall control the Common Areas.

2.                                       No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval.  All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.                                       No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4.                                       The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.                                       No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.  Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced.  The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.  Tenant shall not have access to the roof without prior written notice to Landlord.

6.                                       No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7.                                       The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent.  No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord.  The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8.                                       No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.  No tenant shall throw anything out of doors, windows or down the passageways.

9.                                       No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm, except as otherwise expressly permitted in such tenant’s lease.

10.                                 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof.  Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

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11.                                 No tenant shall overload the floors of the Leased Premises.  All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12.                                 Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13.                                 Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14.                                 All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15.                                 There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16.                                 Intentionally Omitted.

17.                                 The Building is a smoke-free Building.  Smoking is strictly prohibited within the Building.  Smoking shall only be allowed in areas designated as a smoking area by Landlord.  Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose.  Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18.                                 Tenants will insure that all doors are securely locked and water faucets are turned off before leaving the Building.

19.                                 Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines.  Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation.  All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20.                                 Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21.                                 No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22.                                 No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.  In the event of an express conflict between the terms and provisions of the Lease and these Building Rules and Regulations, the terms of the Lease shall govern and prevail in each and every instance.

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EXHIBIT E

SPECIAL STIPULATIONS

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the Lease, these Special Stipulations shall govern and control.

1.                                       Option to Extend.

(a)                                  Grant and Exercise of Option.  Provided that (i) the Lease is in full force and effect, (ii) no Default has occurred and is then continuing and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a Default, and (iii) the tangible net worth of Tenant is at least $10,000,000.00, Tenant shall have two (2) options to extend the prior Lease Term (the “Prior Term”) for five (5) years each (each an “Extension Term”).  Each Extension Term shall be upon the same terms and conditions contained in the Lease except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, (ii) any improvement allowances or other concessions applicable to the Leased Premises during the Prior Term shall not apply to the Extension Term, and (iii) the Minimum Annual Rent shall be adjusted as set forth herein (said adjustment being referred to herein as the “Rent Adjustment”).  Tenant shall exercise each option by delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the Prior Term, written notice of Tenant’s desire to extend the Prior Term.   Tenant’s failure to timely exercise such option shall be deemed a waiver of such option.  If Tenant timely exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s exercise of its option to extend.

(b)                                 Rent Adjustment.  The Minimum Annual Rent for the Extension Term shall be as follows:

First Extension Term	$8.15 per square foot
Second Extension Term	$9.13 per square foot

(c)                                  Monthly Rental. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

(d)                                 Personal.  The option to extend provided in subparagraph (a) above is personal to Neenah Paper, Inc. (or its Permitted Transferee) and shall automatically terminate and be of no further force and effect in the event that Neenah Paper, Inc. assigns or sublets all or any portion of its interest in the Lease (except to a Permitted Transferee).

2.                                       Compliance With Law.

(a)                                  Existing Governmental Regulations.  If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, “Governmental Requirements”) in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense, and not included in Operating Expenses.

(b)                                 Governmental Regulations – Landlord Responsibility.  If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

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(c)                                  Governmental Regulations – Tenant Responsibility.  If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant (excluding the Tenant Improvements under the Lease), such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

3.                                       Quiet Enjoyment.  So long as Tenant is not in Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Leased Premises for the Lease Term.

4.                                       Cap on Controllable Expenses.  Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, Insurance Premiums, utilities, snow removal, landscaping (other than of a capital nature) and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time.  Tenant’s obligation to pay all other Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a seven percent (7%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of seven percent (7%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2005.

5.                                       Building Compliance.  Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, ordinances and codes in effect as of the date of the Lease, excepting therefrom any requirements related to Tenant’s specific use of the Leased Premises.

6.                                       ADA.  Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the American With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as the ADA is in effect and pertains to the general public), as of the Commencement Date.  During the Lease Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for causing the Building, the Common Area and the Leased Premises to comply with the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant, and (ii) any alterations made to the Leased Premises by Tenant (excluding the Tenant Improvements under the Lease).

7.                                       Landlord Lien Subordination.  Landlord does hereby agree to subordinate any statutory lien on Tenant’s Property granted to Landlord to the lien of any institutional lender providing financing to Tenant that is secured by Tenant’s trade fixtures, equipment, inventory or other personal property located at the Leased Premises, all pursuant to a landlord lien subordination agreement in form and substance reasonably satisfactory to Landlord.

8.                                       Parking.   Throughout the term of this Lease and any extensions thereof, Landlord shall make available to Tenant a number of automobile parking spaces (on an unassigned, non-exclusive basis) in the parking area of the Park, said parking area being shown on Exhibit G attached hereto and made a part hereof, based on a formula of six (6) parking spaces for each 1,000 square feet of rentable area within the Leased Premises, rounded to the nearest whole number of spaces.  Such parking shall be at no additional cost to Tenant.  Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities.  Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants; provided, however, that in no event shall the number of parking spaces allocated to Tenant be decreased.  There will be no assigned parking unless Landlord, in its sole discretion, may deem advisable.  No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant.  All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants.  There shall be no parking permitted on any of the streets or roadways located within the Park.

9.                                       Confidential Materials.  Landlord shall use reasonable efforts to cause its employees, affiliates and the employees of its affiliates not to disseminate any confidential materials located within the Leased Premises.  This Special Stipulation 9 shall survive the expiration or any earlier termination of the Lease for a period of five (5) years.

10.                                 Environmental Matters.  Notwithstanding anything set forth in the Lease to the contrary, if and only if Tenant complies with all of the following conditions and with Article 15 of the Lease, Tenant may

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use and store in the Leased Premises certain Hazardous Substances:  (a) prior to using or storing any Hazardous Substances in the Leased Premises, Tenant delivers to Landlord written notice setting forth the name and quantity of all such Hazardous Substances, together with the Materials Safety Data Sheets (the “MSDS Sheets”) for such Hazardous Substances (to the extent not previously delivered to Landlord), (b) Tenant takes all precautions necessary or advisable and uses its best efforts to prevent the dissemination of any Hazardous Substances outside of the Leased Premises, (c) Tenant uses and stores all Hazardous Substances in accordance with the MSDS Sheets that Tenant provides to Landlord, (d) Tenant does not use or store any Hazardous Substances in a manner that would cause the Leased Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under the Resource Conservation and Recovery Act (“RCRA”) or the regulations promulgated thereunder, (e) Tenant shall not use or store any Hazardous Substances in a manner as to cause Tenant to become regulated as a generator under RCRA other than as a “Conditionally Exempt Small Quantity Generator”, which shall mean the current RCRA definition of a generator of not more than 100kg. of hazardous wastes per month, and (f) if, following a review of the MSDS Sheets by Landlord’s environmental consultant, such consultant recommends any alterations to the Leased Premises due to the volatile nature of such Hazardous Substances (e.g. secondary containment), Tenant shall either (i) withdraw its request to use or store such Hazardous Substances in the Leased Premises, or (ii) make such alterations, at Tenant’s sole cost, promptly following Landlord’s request.  If Landlord requests any alterations to the Leased Premises pursuant to clause (f) above, at the time Landlord makes such request, Landlord shall specify whether Tenant will be required to remove such alterations upon the expiration or earlier termination of the Lease.

11.                                 Option to Terminate.

(a)                                  Termination Right.  Landlord and Tenant acknowledge that as of the date hereof, Tenant is a wholly-owned subsidiary of guarantor.  Landlord and Tenant further acknowledge that Guarantor intends to spin-off Tenant, at which time Tenant will be a publicly traded company unaffiliated with Guarantor.  The consummation of said spin-off is referred to herein as the “Closing.”  Provided that the Closing has not theretofore occurred, Tenant shall have the right to terminate the Lease by delivering written notice of such termination (the “Termination Notice”) to Landlord on or before April 1, 2005, and together with such Termination Notice, Tenant shall deliver to Landlord as an agreed upon termination fee the amount of $364,976.00 (the “Termination Fee”).  Landlord agrees, however, that (i) the Termination Fee shall be reduced by the amount of any unpaid portion of the Tenant Allowance, and (ii) if the Termination Notice is delivered prior to the construction and installation of the Tenant Improvements, Tenant shall have no right to construct and install any of the Tenant Improvements and the Termination Fee shall be reduced by $85,134.00.  If Tenant terminates the Lease pursuant to this subsection (a), such termination shall be effective as of the forty-fifth (45th) day following Tenant’s delivery of the Termination Notice.

(b)                                 Personal.  The termination option provided in subparagraph (a) above is personal to Neenah Paper, Inc. and shall automatically terminate and be of no further force and effect in the event that Neenah Paper, Inc. assigns or sublets all or any portion of its interest in the Lease.

12.                                 Release of Guaranty.

(a)                                  If the Closing, as described in Special Stipulation 11 above, should occur, Tenant agrees to notify Landlord promptly in writing (the “Closing Notice”).  Upon Landlord’s receipt of the Closing Notice, Tenant’s right to terminate the Lease pursuant to Special Stipulation 11 above, shall be deemed waived.  If Tenant delivers the Closing Notice as aforesaid, the Unconditional Guaranty of Lease (the “Guaranty”) shall be null and void and have no further force or effect upon the later to occur of the following: (i) Tenant’s delivery of the Security Deposit pursuant to Section 4.01 of this Lease, and (ii) if a default has occurred under this Lease of which Guarantor has been given notice and such default is then continuing, at such time as such default has been cured (provided, however, that the Guaranty shall not be effective with respect to matters accruing after Landlord’s receipt of the Closing Notice).

(b)                                 If this Lease is terminated pursuant to Special Stipulation 11 above, the Guaranty shall terminate and be of no force upon the later to occur of the following:  (i) Tenant’s delivery of the Termination Notice together with the $364,976.00 fee, and (ii) if a default has occurred under the Lease that is then continuing, at such time as such default has been cured.

13.                                 Security Interest.  Landlord does hereby agree to subordinate any statutory lien on Tenant’s Property granted to Landlord to the lien of any institutional lender providing financing to Tenant that is secured by Tenant’s trade fixtures, equipment, inventory or other personal property located at the Leased Premises, all pursuant to a landlord lien subordination agreement in form and substance reasonably satisfactory to Landlord.

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EXHIBIT F

FORM OF UNCONDITIONAL GUARANTY OF LEASE

This Unconditional Guaranty of Lease is entered into as of the        day of                 , 2004, by the undersigned, KIMBERLY-CLARK CORPORATION, a Delaware corporation (“Guarantor”).

R E C I T A L S

WHEREAS, Neenah Paper, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain Lease with Duke Realty Limited Partnership, an Indiana limited partnership (“Landlord”), for certain space described therein and more commonly known as 655 Hembree Park Drive, Suite G, Roswell, Georgia 30076 (the “Lease”); and

WHEREAS, Landlord is willing to enter into the Lease only if it receives a guaranty of obligations thereunder from the undersigned upon the terms and conditions set forth below; and

WHEREAS, in order to induce Landlord to enter into the Lease, Guarantor is willing and agrees to enter into this Unconditional Guaranty of Lease upon the following terms and conditions; and

WHEREAS, Guarantor is a related company to Tenant as of the date hereof and will be benefited by the Lease;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.                                       Guarantor hereby becomes surety for and unconditionally guarantees (i) the prompt payment of all rents, additional rents and other sums to be paid by Tenant under the terms of the Lease; and (ii) the performance by Tenant of the covenants, conditions and terms of the Lease (such payment and performance to be referred to collectively as “Obligations”).  In the event Tenant defaults in the performance of the Obligations during the term of the Lease, Guarantor hereby promises and agrees to pay to Landlord all rents and any arrearages thereof and any other amounts that may be or become due and to fully satisfy all conditions and covenants of the Lease to be kept and performed by Tenant.

2.                                       As conditions of liability pursuant to this Guaranty, Guarantor hereby unconditionally waives (a) any notice of default by Tenant in the payment of rent or any other amount or any other term, covenant or condition of the Lease; (b) any requirement that Landlord exercise or exhaust its rights and remedies against Tenant or against any person, firm or corporation prior to enforcing its rights against Guarantor, and (c) any and all rights of reimbursement, indemnity, subrogation or otherwise which, upon payment under this Guaranty, Guarantor may have against Tenant.

3.                                       Landlord may, without notice to Guarantor, and Guarantor hereby consents thereto, (a) modify or otherwise change or alter the terms and conditions of the Lease; and (b) waive any of its rights under the Lease or forbear to take steps to enforce the payment of rent or any other term or condition of the Lease against Tenant.

4.                                       Guarantor hereby agrees, upon the request of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if this be the fact, that this Guaranty of the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets thereto; certifying that the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets to such Lease (or if modified, that the Lease is in full force and effect as modified and that this Guaranty extends to and fully covers such Lease, as modified); and certifying the dates to which Minimum Annual Rent, Annual Rental Adjustment, if any, and any other additional rentals have been paid.

5.                                       In the event Tenant fails during the term of this Lease to pay any rent, additional rent or other payments when due or fails to comply with any other term, covenant or condition of the Lease, Guarantor, upon demand of Landlord, shall make such payments and perform such covenants as if they constituted the direct and primary obligations of Guarantor; and such obligations of Guarantor shall be due with attorneys’ fees and all costs of litigation and without deduction or offset.

6.                                       The rights and obligations created by this Guaranty shall inure to the benefit of and be binding upon the successors, assigns and legal representatives of Guarantor and Landlord.

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7.                                       Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor.  Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord’s application thereof.

8.                                       In the event that Guarantor is no longer a publicly traded company with publicly available financial statements, Guarantor shall provide to Landlord upon request, a copy of Guarantor’s most recent financial statements (certified and audited, if available).  Such financial statements shall be signed by Guarantor (or an officer of Guarantor, if applicable) who shall attest to the truth and accuracy of the information set forth in such statements.  All financial statements provided by Guarantor to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

9.                                       If the Lease is terminated pursuant to Special Stipulation 11 of Exhibit E to the Lease, this Unconditional Guaranty of Lease shall terminate and be of no force upon the later to occur of the following:  (i) Tenant’s delivery of the Termination Notice (as defined in said Special Stipulation 11) together with a fee in the amount of $364,976.00, and (ii) if a default has occurred under the Lease that is then continuing, at such time as such default has been cured.

10.                                 If the Closing, as defined in Special Stipulation 12 of Exhibit E to the Lease, occurs, this Unconditional Guaranty of Lease shall terminate upon the later to occur of (a) Tenant’s delivery to Landlord of the Security Deposit pursuant to Section 4.01 of the Lease, and (b) if a default has occurred under the Lease of which Guarantor has been given notice and such default is then continuing, at such time as such default has been cured (provided, however, that this Unconditional Guaranty of Lease shall not be effective with respect to matters accruing after Landlord’s receipt of the Closing Notice, as defined in Special Stipulation 12 of Exhibit E to the Lease).

IN WITNESS WHEREOF, Guarantor has executed this Unconditional Guaranty of Lease as of the date set forth above.

Signed, sealed and delivered	GUARANTOR:
as to Landlord, in the
presence of:	KIMBERLY-CLARK CORPORATION, a Delaware Corporation

By:
Unofficial Witness	Name:
Title:

Notary Public	Attest:
Name:
Title:

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EXHIBIT G

PARKING AREA

[TO BE ADDED]

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